Exhibit 23


                 CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-91550, No. 33-46124, No. 333-25129
and No. 333-76879) pertaining to the General Employment Enterprises, Inc. Stock Option Plans of our report dated November 11, 1999, with respect to the consolidated financial statements of General Employment Enterprises, Inc. and subsidiary included in the Annual Report (Form 10-K) for the year ended September 30, 1999.


                                   /s/  Ernst & Young LLP




Chicago, Illinois
November 15, 1999